UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010

ANIMAL HEALTH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33273	71-0982698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7 Village Circle, Suite 200
Westlake, Texas 76262
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (817) 859-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 17, 2010, Animal Health International, Inc., through its wholly owned subsidiary Walco International, Inc. (the “Company”), and Pfizer, Inc. (“Pfizer”) executed and delivered a Livestock Products Distribution Agreement effective as of January 1, 2010.

Under the Livestock Products Distribution Agreement, the Company is entitled to distribute certain Pfizer products to customers in the cattle and swine fields.  In return, the Company is entitled to certain service fees.  The Company is required to maintain sufficient inventory levels to meet anticipated customer demand and to store products in accordance with their respective label instructions.  The agreement expires on December 31, 2010 and can be terminated by either party with or without cause upon thirty (30) days prior written notice.  A copy of this agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1*	Livestock Products Distribution Agreement executed and delivered on March 17, 2010, and effective as of January 1, 2010, by and between Pfizer Inc. and Walco International, Inc.

* Portions of Exhibit 1.1 have been redacted pursuant to a request for confidential treatment, and the redacted portions have been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ANIMAL HEALTH INTERNATIONAL, INC.

March 22, 2010	By:	/s/ Damian Olthoff
Damian Olthoff Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1*	Livestock Products Distribution Agreement executed and delivered on March 17, 2010, and effective as of January 1, 2010, by and between Pfizer Inc. and Walco International, Inc.

*  Portions of Exhibit 1.1 have been redacted pursuant to a request for confidential treatment, and the redacted portions have been separately filed with the Securities and Exchange Commission.